      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1997
                                                      REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                                 MATTEL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              95-1567322
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

  333 CONTINENTAL BOULEVARD, EL SEGUNDO, CALIFORNIA 90245-5012 (310) 252-2000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                             LELAND P. SMITH, ESQ.
               ASSISTANT GENERAL COUNSEL AND ASSISTANT SECRETARY
                                 MATTEL, INC.
  333 CONTINENTAL BOULEVARD, EL SEGUNDO, CALIFORNIA 90245-5012 (310) 252-4821 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
         RONALD M. LOEB, ESQ.                 BRIAN G. CARTWRIGHT, ESQ.
          IRELL & MANELLA LLP                     LATHAM & WATKINS
    333 SO. HOPE STREET, SUITE 3300              633 W. FIFTH STREET
         LOS ANGELES, CA 90071                  LOS ANGELES, CA 90071

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-1307

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM    PROPOSED MAXIMUM
    SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING       AMOUNT OF
     REGISTERED(1)          REGISTERED(1)          UNIT(2)         PRICE(2)(3)(4)    REGISTRATION FEE(5)
--------------------------------------------------------------------------------------------------------
Common Stock ($1 par
 value)(6)(7)..........          --                 (10)                 --                  --
--------------------------------------------------------------------------------------------------------
Preference Share Pur-
 chase Rights(7)........         --                 (10)                 --                  --
--------------------------------------------------------------------------------------------------------
Preferred Stock ($1 par
 value)(8).............          --                 (10)                 --                  --
--------------------------------------------------------------------------------------------------------
Debt Securities(9).....          --                 (10)                 --                  --
--------------------------------------------------------------------------------------------------------
Warrants...............          --                 (10)                 --                  --
--------------------------------------------------------------------------------------------------------
Units..................          --                 (10)                 --                  --
--------------------------------------------------------------------------------------------------------
Total..................      $39,450,000            (10)             $39,450,000           $11,955
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

 (1) Subject to Footnote (3), there are being registered hereunder (i) an indeterminate amount of Common Stock, Preferred Stock, Debt Securities, Warrants and Units issuable in primary offerings, (ii) an indeterminate amount of Common Stock and Preferred Stock issuable upon conversion of Debt Securities and Preferred Stock registered hereunder, (iii) an indeterminate amount of Common Stock, Preferred Stock and Debt Securities issuable upon exercise of Warrants registered hereunder, and (iv) an indeterminate amount of Preference Share Purchase Rights, which are evidenced by certificates for, and are transferred along with and only with, the Company's Common Stock until the occurrence of certain prescribed events (see Footnote (7) below).
 (2) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance of the securities registered hereunder.
 (3) Estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this Registration Statement exceed $39,450,000 or the equivalent thereof in one or more foreign currencies or composite currencies or, if any Debt Securities are issued with original issue discount, such greater amount as shall result in proceeds of $39,450,000 to the Registrant.
 (4) With respect to Debt Securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
 (5) The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act.
 (6) Shares of Common Stock may be issued in primary offerings, upon conversion of Debt Securities and/or Preferred Stock registered hereby, and/or upon exercise of Warrants registered hereby. The aggregate amount of Common Stock registered hereby is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.
 (7) The Company's Preference Share Purchase Rights accompany shares of the Company's Common Stock and, until the occurrence of any of certain prescribed events, are not exercisable, are evidenced by the certificates for the Common Stock and are transferred along with and only with the Company's Common Stock.
 (8) Shares of Preferred Stock may be issued in primary offerings, upon conversion of Debt Securities registered hereby, and/or upon exercise of Warrants registered hereby.
 (9) Debt Securities may be issued in primary offerings and/or upon exercise of Warrants registered hereby.
(10) Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act.
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

                             EXPLANATORY STATEMENT

  This Registration Statement is being filed by Mattel, Inc. (the "Company") pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended. The contents of the Company's Registration Statement on Form S-3, No. 333-1307, are hereby incorporated herein by reference.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on May 1, 1997.

                                          MATTEL, INC.

                                          By: /s/ Ned Mansour
                                            ___________________________________
                                          Name:Ned Mansour
                                          Title:President, Corporate Operations

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
         John W. Amerman*            Chairman of the Board            May 1, 1997
____________________________________
          John W. Amerman

           Jill E. Barad*            Director and                     May 1, 1997
____________________________________ Chief Executive Officer
           Jill E. Barad

         /s/ Harry Pearce            Chief Financial Officer          May 1, 1997
____________________________________
           Harry Pearce

          /s/ Kevin Farr             Senior Vice President and        May 1, 1997
____________________________________ Controller (Chief Accounting
             Kevin Farr              Officer)

           Harold Brown*             Director                         May 1, 1997
____________________________________
           Harold Brown

        James A. Eskridge*           Director                         May 1, 1997
____________________________________
        James A. Eskridge

          Ronald M. Loeb*            Director                         May 1, 1997
____________________________________
          Ronald M. Loeb

         Edward H. Malone*           Director                         May 1, 1997
____________________________________
         Edward H. Malone

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
          Edward N. Ney*             Director                         May 1, 1997
____________________________________
          Edward N. Ney

       William D. Rollnick*          Director                         May 1, 1997
____________________________________
       William D. Rollnick

     Christopher A. Sinclair*        Director                         May 1, 1997
____________________________________
     Christopher A. Sinclair

        John L. Vogelstein*          Director                         May 1, 1997
____________________________________
        John L. Vogelstein


*By:  /s/ Leland P. Smith
     __________________________
        Leland P. Smith
       Attorney-in-Fact

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.
 -------
  5      Opinion of Irell & Manella LLP
 23.1    Consent of Price Waterhouse LLP
 23.2    Consent of Irell & Manella LLP (included in Exhibit 5)